ITEM 10.  Exhibit I


                            Ave Fenix Energia S.A.
                       Balance Sheet at December 31, 1997
                                   (Audited)


                                                          In pesos

ASSETS
CURRENT ASSETS
Cash and banks                                           1,691,784.94
Trade receivables                                        2,727,399.26
Other receivables                                        3,663,841.77

Total current assets                                     8,083,025.97

NONCURRENT ASSETS
Other receivables                                       15,810,723.26
Fixed assets                                            71,529,536.42
Intangible assets                                        1,729,707.98

Total noncurrent assets                                 89,069,967.66

Total assets                                            97,152,993.63


LIABILITIES
CURRENT LIABILITIES
Accounts payable                                         1,753,303.13
Financial loans                                            400,000.00
Taxes                                                        9,455.51
Payroll and social security                                  5,445.31
Other debt                                                 107,191.72

Total current liabilities                                2,275,395.67

NONCURRENT LIABILITIES
Financial loans                                         42,600,000.00
Other debt                                               2,228,506.00

Total noncurrent liabilities                            44,828,506.00

Total liabilities                                       47,103,901.67
SHAREHOLDER'S EQUITY (as per
  respective statement)                                 50,049,091.96

Total                                                   97,152,993.63




Item 10.  Exhibit I

                            Ave Fenix Energia S.A.
          Statement of Income  for the year ended December 31, 1997
                                  (Audited)


                                                           In pesos


Sales of Electricity                                    24,002,621.07
Cost of electricity sold                               (27,434,029.30)
Administrative expenses                                   (920,095.82)
Selling expenses                                           (35,581.00)
Other income                                               179,031.59
Financial and holding results                           (3,077,322.83)

Net loss                                                (7,285,376.29)



Item 10.    Exhibit  I


                             Ave Fenix Energia S.A.
  Statement of Changes in Shareholders' Equity for the year ended December 31,
                                      1997
                                   (Audited)



                                                         Un-
                                                    appropriated
                       Shares      Irrevocable        Retained
                     Outstanding   Contributions      Earnings      Total

                                            (in pesos)

Balances at
January 1, 1997       320,000.00   18,503,872.29    (578,289.02)  18,245,583.27

Irrevocable
contributions
received during
the year                 -         39,088,884.98        -         39,088,884.98

Net loss as per
statement of income      -           -            (7,285,376.29)  (7,285,376.29)

Balances at
December 31, 1997     320,000.00   57,592,757.27  (7,863,665.31)  50,049,091.96





Item 10.    Exhibit I

                             Ave Fenix Energia S.A.
 Statement of Changes in Working Capital for the year ended December  31, 1997
                                   (Audited)


                                                         (in pesos)

CHANGES IN WORKING CAPITAL
Working capital at the beginning of year               (57,816,907.18)

Decrease in current assets                             (12,419,088.60)
Decrease in current liabilities                         76,043,626.08

Increase in working capital                             63,624,537.48

Working capital at the end of year                       5,807,630.30


CAUSES OF CHANGES IN WORKING CAPITAL
Net loss                                                (7,285,376.29)
Add:  Expenses not requiring working capital
      Depreciation of fixed assets for the year          3,496,063.83
      Residual value of fixed asset deletions              243,118.67
      Amortization of intangible assets                    927,870.11
      Setting-up of the provision for equipment repair
      and maintenance expenses                           2,228,506.00

Working capital generated by ordinary operations -
  Subtotal of sources                                     (389,817.68)
Shareholders' contributions                             39,088,884.98
Borrowings                                              42,600,000.00

Total sources                                           81,299,067.30

Purchase of fixed assets                                  (610,709.08)
Intangible asset additions                              (1,253,097.48)
Increase in other noncurrent receivables               (15,810,723.26)

Total uses                                             (17,674,529.82)

Increase in working capital                             63,624,537.48